PROMISSORY NOTE

$640,000.00 June 26, 2007

FOR VALUE RECEIVED, the undersigned, Talen’s Marine and Fuel, Inc., a Louisiana corporation (“Borrower”), hereby promises to pay to the order of Allegro Biodiesel Corporation, a Delaware corporation (“Lender”), the principal sum of Six Hundred Forty Thousand and No/100 Dollars ($640,000.00), or such lesser amount as may be reflected from time to time on the books and records of the Lender as evidencing the aggregate unpaid principal balance of loan advances made to Borrower, together with simple interest at the rate of ten percent (10%) per annum, assessed on the unpaid principal balance of this Note as outstanding from time to time. Interest shall accrue commencing on the date hereof and shall continue until this Note is paid in full.

This Note, including all accrued but unpaid interest and all outstanding principal owed hereunder, shall be paid by Borrower in full at maturity. The maturity date of this Note is the earlier of September 24, 2007 or the consummation of the transaction contemplated by that Stock Purchase Agreement executed among Lender, the shareholders of Borrower and Talen Landing II, Inc., dated contemporaneously herewith (the ”Stock Purchase Agreement”). Notwithstanding the foregoing, if that certain Stock Purchase Agreement executed among Lender, the shareholders of Borrower and Talen Landing II, Inc., dated contemporaneously herewith, terminates without consummation of the transaction contemplated thereby, then this Note is immediately due and payable on demand.

PAYMENT. The amount of interest accruing hereunder shall be computed (on a daily basis) on an actual day, 360-day year basis. All payments of principal and interest on this Note shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Lender at 6033 West Century Boulevard, Suite 1090, Los Angeles, California 90045, or at such other place as the holder hereof may designate in writing.

LOAN AGREEMENT. This Note is made and executed pursuant to the Loan Agreement among Borrower, Talen Landing II, Inc., C. Raymond Talen and Lender executed contemporaneously herewith (the “Loan Agreement”) and is secured in the manner described therein. All capitalized terms used in this Note (and not otherwise defined herein) shall have the meanings defined in the Loan Agreement.

PREPAYMENT PENALTY. There is no prepayment penalty.

EVENTS OF DEFAULT. Subject to the provisions and grace periods set forth in the Loan Agreement, the following actions and/or inactions shall constitute default events under this Note:

Default Under This Note. Should Borrower default in the payment of principal and/or interest under this Note.

Default Under Loan Agreement. Should Borrower, or any other party thereto, default in the performance of any obligation set forth in the Loan Agreement.

Default Under Security Agreements. Should Borrower, or any other party thereto, fail to comply fully with any of the terms and conditions of, or default under any security right, instrument, documents, or agreement directly or indirectly securing repayment of this Note.

Other Defaults in Favor of Lender. Should Borrower of this Note default under any other loan, extension of credit, security right, instrument, document, or agreement or obligation in favor of Lender, or should any Event of Default under the Loan Agreement occur.

Default in Favor of Third Parties. Should Borrower default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may affect any property or other collateral directly or indirectly securing repayment of this Note.

Insolvency. Should the suspension, failure or insolvency, however evidenced, of Borrower of this Note occur or exist.

Readjustment of Indebtedness. Should proceedings for readjustment of indebtedness, reorganization, bankruptcy, composition or extension under any insolvency law be brought by or against Borrower.

Assignment for benefit of Creditors. Should Borrower file proceedings for a respite or make a general assignment for the benefit of creditors.

Receivership. Should a receiver of all or any part of Borrower’s property be applied for or appointed.

Dissolution Proceedings. Should proceedings for the dissolution or appointment of a liquidator of Borrower be commenced.

False Statements. Should any representation, warranty, or material statement of Borrower made in connection with the obtaining the loan evidenced by this Note or any security agreement directly or indirectly securing repayment of this Note, prove to be incorrect or misleading in any respect.

Material Adverse Change. Should any material adverse change occur in the financial condition of Borrower or any guarantor of this Note or should any material discrepancy exist between the financial statements submitted by Borrower or any guarantor and the actual financial condition of Borrower or such guarantor.

LENDER’S RIGHT UPON DEFAULT. Should any one or more default events occur or exist under this Note as provided above, Lender shall have the right, at its sole option, to declare formally this Note to be in default and to accelerate the maturity and insist upon immediate payment in full of the unpaid principal balance then outstanding under this Note, plus accrued interest, together with reasonable attorneys’ fees, costs, expenses and other fees and charges as provided herein. Lender shall have the further right, again at its sole option, to declare formal default and to accelerate the maturity and to insist upon immediate payment in full of each and every other loan, extension of credit, debt, liability and/or obligation of every nature and kind that borrower may then owe to lender, whether direct or indirect or by way of assignment, and whether absolute or contingent, liquidated or unliquidated, voluntary or involuntary, determined or undetermined, secured or unsecured, whether Borrower is obligated alone or with others on a “solidary” or “joint and several” basis, as a principal obligor or otherwise, all without further notice or demand, unless Lender shall otherwise elect.

PURPOSE. Borrower agrees that no advances under this Note shall be for personal, family, or household purposes and that all advances hereunder shall be used solely for business, commercial, agricultural or other similar purposes.

INTEREST AFTER DEFAULT. If Lender declares this Note to be in default, Lender has the right prospectively to adjust and fix the simple interest rate under this Note until this Note is paid in full, as follows: The fixed default interest rate shall be equal to five (5%) per cent per annum in excess of the interest rate under this Note.

ATTORNEYS FEES. In the event that any payment of any principal or interest due hereunder shall not be paid when due, whether by reason of acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection or for foreclosure of the security as contemplated by the Loan Agreement, or the enforcement against other collateral, securing payment hereof, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating hereto, Borrower promises to pay, in addition to all other amounts otherwise due hereon, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys’ fees and expenses (whether or not litigation shall be commenced in aid thereof).

COLLATERAL. This Note is secured by the security as contemplated by the Loan Agreement.

GOVERNING LAW. Borrower agrees that this Note and the loan evidenced hereby shall be governed by, and construed in accordance with, the laws of the State of Louisiana, exclusive of its conflict of laws provisions. Specifically, this business or commercial Note is subject to La. R.S. 9:3509, et seq.

WAIVERS. Borrower hereby waives demand, presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion, and severally agree that their obligations and liabilities hereunder shall be on a “solidary” or “joint and several” basis. Borrower further severally agrees that discharge or release of any party who is or may be liable to Lender for the indebtedness represented hereby, or the release of any collateral directly or indirectly securing repayment hereof, shall not have the effect of releasing any other party or parties, who shall remain liable to Lender, or of releasing any other collateral that is not expressly released by Lender. Borrower additionally agrees that Lender’s acceptance of payment other than in accordance with the terms of this Note, or Lender’s subsequent agreement to extend or modify such repayment terms, or Lender’s failure or delay in exercising any rights or remedies granted to Lender, shall likewise not have the effect of releasing Borrower or any other party or parties from their respective obligations to Lender, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lender shall not have the effect of waiving any of Lender’s rights and remedies. Any partial exercise of any rights and/or remedies granted to Lender shall furthermore not be construed as a waiver of any other rights and remedies; it being Borrower’s intent and agreement that Lender’s rights and remedies shall be cumulative in nature. Borrower further agrees that, should any default event occur or exist under this Note, any waiver or forbearance on the part of Lender to pursue the rights and remedies available to Lender, shall be binding upon Lender only to the extent that Lender specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Lender as to one default event shall not be construed as a waiver or forbearance as to any other default. Borrower further agrees that any late charges provided for under this Note will not be charges for deferral of time for payment and will not and are not intended to compensate Lender for a grace or cure period, and no such deferral, grace or cure period has or will be granted to Borrower in return for the imposition of any late charge. Borrower recognizes that Borrower’s failure to make timely payment of amounts due under this Note will result in damages to Lender, including, but not limited to Lender’s loss of the use of amounts due, and Borrower agrees that any late charges imposed by Lender hereunder will represent reasonable compensation to Lender for such damages. Failure to pay in full any installment or payment timely when due under this Note, whether or not a late charge is assessed, will remain and constitute an Event of Default hereunder.

SUCCESSORS AND ASSIGNS LIABLE. Borrower’s obligations and agreements under this Note shall be binding upon Borrower’s successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies grated to Lender under this Note shall inure to the benefit of Lender’s successors and assigns, as well as to any subsequent holder or holders of this Note.

CAPTION HEADINGS. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE.

BORROWER:

TALEN’S MARINE AND FUEL, INC.

By:	/s/ C. Raymond Talen

Name:	C. Raymond Talen

Title:	President